Exhibit 10.3

Execution Copy

CLINICAL TRIAL SERVICES AGREEMENT AMENDMENT NO. 3 TO WORK STATEMENT NB-1

RADIUS HEALTH, INC., a Delaware corporation (“Radius”) and NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S, a Danish corporation (“NB”) that is a wholly-owned subsidiary of Nordic Bioscience Clinical Development A/S entered into the certain Clinical Trial Services Agreement (“Agreement”) and that certain Work Statement NB-1 under the Agreement as of March 29, 2011 (“Effective Date”), and entered into an Amendment No. 1 and Amendment No. 2 to Work Statement NB-1 as of December 9, 2011and June 18, 2012 respectively, (as amended, “Work Statement NB-1”).

Pursuant to Section 2.3, 2.11 and 11.7 of the Agreement, the parties wish to enter into this Amendment No. 3 to Work Statement NB-1 (“Amendment No. 3”) effective as of November 6, 2013 (“Amendment Date”). Capitalized terms used in this Amendment No. 3 and not defined herein are used with the meanings ascribed to them in the Agreement and Work Statement NB-1.

NOW THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment No. 3, the parties agree as follows:

1. Addition of Antibody Surveillance Program (a) At Radius’ request, NB will initiate an antibody surveillance program at CCBR and non-CCBR sites to monitor any patients with positive antibodies in the clinical study that is the subject of Work Statement NB-1 (collectively, “Ab Services”). Radius wishes to provide for payment to NB for these Ab Services under Work Statement NB-1.

(b)  The NB representations and warranties set forth in Sections 8.2, 8.3, 8.5 and 8.6(ii) of the Agreement shall apply to the personnel, including Clinical Investigators, that perform the Ab Services.  NB shall be responsible for securing the applicable representations and warranties from these clinical study sites and personnel, including Clinical Investigators.

(c) A new section at the bottom Attachment B to Work Statement NB-1 (Budgets, Fees, Pass-through Costs, and Payment Schedule*) is hereby amended to read in full as follows:

“Antibody — BA058-05-003

Cost Proposal 08 October 2013

Sponsor:	RADIUS
Protocol ID:	Antibody - BA058-05-003
Development Phase:	N/A
Disease:	Osteoporosis
Nordic Start Study Activity	1-Jun-13
Expected Date of first follow up patient first visit	24-Apr-13	Based on FPLT 24-OCT-2012
Expected Date of last follow up patient first visit	1-Apr-15	Based on LPLV 01-OCT-2014
Expected Date of last follow up patient last visit	1-Oct-15	Based on Last FUP last visit 6 months after Last FUP first vist
Expected Length of total Follow-up period (months):	30
Duration of Nordic Involvement	16	Period from 01-JUN-13 to 31-JUN-14 is covered in the antibody budget for 007.
Number of visits per patient:	2	Estimated 2 extra samples per positive patient up to a period of 12 months after last study drug.
Number of Countries:	10
Number of Sites:	28

Total Budget	EURO
Clinic Fee	€40 per scheduled visit; €96 per unscheduled visit	Estimated 75% unscheduled visits
CRO Activities (Nordic Bioscience)	32,640	Period until LPLV in 005 is partly covered in existing work orders. Only extra is increased study and site management and pharmacovigilance
Central Lab Fee (Synarc Lab)	€26.40 per sample per patient	Shipment not included. Shipment to be invoiced as pass through. Estimated to be 180,000 Euro
EDC system	0	Not applicable

Pass through Cost	EURO
Translation	Not included
Investigator Meeting	Not included
Lab shipments	Not included
Submission to EC and CA	Not included
EDC system	Not included
Data Monitoring Committe	Not included
Patient insurrance	Not included
Annual reports to the FDA	Not included
External advisory Board	Not included
Statistical Data analysis and Clinical Study Report	Not included

The CRO fee is not subject to any adjustment for the number of antibody positive patients. The Clinic Fee and Central Lab Fee will be adjusted to reflect the actual number of antibody positive patients and visits completed for surveillance activities. The Central Lab Fee will be adjusted on a pro rata basis based on the number of samples per antibody positive patient.

(d) The “Payment Schedule” set forth in Attachment B to Work Statement NB-1 (Attachment 2 to the Agreement) is amended to add a new Paragraph (12) immediately following Paragraph (11) of the Payment Schedule, which shall read in full as follows:

“(12)  The purchase price for the Ab Services shall be paid solely in cash as follows:

(a)  The CRO fee shall be paid in fixed monthly installments over the expected 30 month period of delivery of the Ab Services commencing May 1, 2013 with an expected last patient, last follow-up visit of October 1, 2015 equal to €1,088 per month.

(b) The Clinic fee shall be paid as clinic visits and procedures are performed based on a scheduled visit fee of €40 and an unscheduled visit fee of €96.

(c) The Central Lab Fee shall be paid as clinic visits and procedures are performed based on €26.40 per sample per antibody positive patient.

(d) Shipping shall be paid as a pass-through costs as incurred.

2.  Ratification.  Except to the extent expressly amended by this Amendment No. 3, all of the terms, provisions and conditions of the Agreement and Work Statement NB-1 are hereby ratified and confirmed and shall remain in full force and effect.  The term “Work Statement NB-1”, as used in the Agreement, shall henceforth be deemed to be a reference to Work Statement NB-1 as amended by this Amendment No. 3.

3.  General.  This Amendment No. 3 may be executed in counterparts, each of which will be deemed an original with all such counterparts together constituting one instrument

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IN WITNESS WHEREOF the parties have caused this Amendment No.3 to be executed by their respective duly authorized officers, and have duly delivered and executed this Amendment No. 3 under seal as of the Amendment Date.

RADIUS HEALTH, INC.	NORDIC BIOSCIENCE CLINICAL DEVELOPMENT VII A/S

/s/ B. Nicholas Harvey	/s/ Bente Juel Riis
By: B.N. Harvey	By: Bente Juel Riis
Title: CFO	Title: CEO

Notice Address	Notice Address
Radius Health, Inc.	Nordic Bioscience Clinical Development VII A/S
201 Broadway, 6th Floor	Herlev Hovedgade 207
Cambridge, MA 02139	2730 Herlev
USA	Denmark
Attn: President	Attn: Clinical Trial Leader & Medical Advisor / Clinical Studies

Phone: 01.617.444.1834	Phone: 45.4452.5251
Fax: 01.617.551.4701	Fax: 45.4452.525